UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2007

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
Alpha Nutra, Inc. (Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 4, 2007, Alpha Nutra, Inc. (the “Company”) changed its corporate name to China Broadband, Inc. to reflect the Company’s acquisition of an operating broadband cable internet business in the Jinan region of the People’s Republic of China. This action was taken subsequent to the Company’s stockholders representing a majority of the Company’s issued and outstanding shares of common stock consenting in writing to such action as previously disclosed by the Company in its Definitive Information Statement on Schedule 14C which was filed with the Securities and Exchange Commission on April 12, 2007.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: May 9, 2007	By:	/s/ Clive Ng
Chairman and President Principal Financial Officer and Principal Executive Officer

INDEX TO EXHIBITS

Exhibits	Description
3.1
Articles of Amendment to the Articles of Incorporation of Alpha Nutra, Inc. dated as of May 4, 2007, changing its name to China Broadband, Inc. (Incorporated by reference to Amendment No. 1 to the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on April 12, 2007).